EXHIBIT 4(a)

         PRESS HARD ON APPLICATION TO ENSURE LEGIBILITY OF ALL COPIES

                                   FORM OF
                 1st ATLANTIC GUARANTY CERTIFICATE APPLICATION

[Logo 1st Atlantic Guaranty]

Sales Representative _________________

Date _________________________________  Application Type  [ ] New  [ ] Amended

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Personal Profile

                                  APPLICANT

 Name ________________________________________________________________________
 Address _____________________________________________________________________
 _____________________________________________________________________________
 E-Mail Address ______________________________________________________________
 Marital Status ___________________ Tax ID # _________________________________
 Date of Birth (m/d/y) _______________________________________________________

 Citizenship   [ ] U.S. Citizen     [ ] Non-U.S. Citizen
 Telephone         Home      (_____)__________________________________________
 Numbers           Business  (_____)__________________________________________
                   Fax       (_____)__________________________________________

 Occupation __________________________________________________________________
 Employer ____________________________________________________________________
 Employer Address ____________________________________________________________

 Spouse's Name _______________________________________________________________
 Spouse's Employer
 (if client unemployeed) _____________________________________________________
 Primary Bank Address ________________________________________________________

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                                JOINT APPLICANT

 Name ________________________________________________________________________
 Address _____________________________________________________________________
 _____________________________________________________________________________
 E-Mail Address ______________________________________________________________
 Marital Status ___________________ Tax ID # _________________________________
 Date of Birth (m/d/y) _______________________________________________________
 Relationship to Applicant ___________________________________________________

 Citizenship   [ ] U.S. Citizen     [ ] Non-U.S. Citizen
 Telephone         Home      (_____)__________________________________________
 Numbers           Business  (_____)__________________________________________
                   Fax       (_____)__________________________________________

 Occupation __________________________________________________________________
 Employer ____________________________________________________________________
 Employer Address ____________________________________________________________

 Spouse's Name _______________________________________________________________
 Spouse's Employer
 (if client unemployeed) _____________________________________________________
 Primary Bank Address ________________________________________________________

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Ownership

 Type of ownership (check one).

 [ ] Individual

 [ ] Joint Tenants with right of survivorship

 [ ] Tenants by the entirety
     (Available only in AR, DE, DC, FL, HI, MD, MA, MI, MO, PA, TN, VT, WY)

 [ ] Other ___________________________________________________________________
           (Trust Corporate, UGMA, UTMA)

 [ ] Tenants in common.  Complete the following for each participant:

 NAME OF                                                           INTEREST IN
 PARTICIPANT                                                       THE ACCOUNT
 ________________________________________________________________  __________%
 ________________________________________________________________  __________%
 ________________________________________________________________  __________%

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 DEPENDENT(S):

 FIRST NAME
 __________________________________________________________________________(1)
 __________________________________________________________________________(2)
 __________________________________________________________________________(3)
 __________________________________________________________________________(4)

 DATE OF BIRTH (m/d/y)
 __________________________________________________________________________(1)
 __________________________________________________________________________(2)
 __________________________________________________________________________(3)
 __________________________________________________________________________(4)

 Name of CPA _________________________________________________________________

 Name of Attorney ____________________________________________________________

 Do You Have A Will?   [ ] yes     [ ] no

 CURRENT ASSETS

 Savings                     $________________________________________________
 Certificates of Deposit     $________________________________________________
 Money Market Funds          $________________________________________________
 Municipal Bonds             $________________________________________________
 Mutual Funds                $________________________________________________
 Stocks                      $________________________________________________
 Real Estate                 $________________________________________________
 Annuities                   $________________________________________________
 Options                     $________________________________________________
 Collectables                $________________________________________________
 Life Ins. (cash value)      $________________________________________________
 Qualified Retire. Plans     $________________________________________________

 RETIREMENT PLAN

 [ ] IRA                        [ ] 403(b)
 [ ] SEP/SARSEP                 [ ] __________________________________________
 [ ] 401(k)                     [ ] __________________________________________
 [ ] Profit Sharing             [ ] __________________________________________
 [ ] Qualified Pension Plan
 [ ] Money Purchase Plan

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Objective

 Investment Objective (Please select one):

 [ ] Preservation of capital   [ ] Income   [ ] Income & Growth
 [ ] Long-Term Growth

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Financial Profile

 Approx. annual earnings (,000)

 [ ]<$50  [ ]$50-$99   [ ]$100-$199   [ ]$200-$299   [ ]$300-$499   [ ]>$500
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 Total annual income (all sources (,000)

 [ ]<$50  [ ]$50-$99   [ ]$100-$199   [ ]$200-$299   [ ]$300-$499   [ ]>$500
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 Approx. liquid net worth (,000)

 [ ]<$100  [ ]$101-$499  [ ]$500-$999  [ ]$1,000-$5,000  [ ]$5,000-$9,999
 [ ]>$10,000
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 Approx. total net worth (,000)

 [ ]<$100  [ ]$101-$499  [ ]$500-$999  [ ]$1,000-$5,000  [ ]$5,000-$9,999
 [ ]>$10,000
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Certificates

 GROWTH CERTIFICATE
 Principal Investment  $__________________________________
                        (Minimum $2,500, maximum $250,000)
 Additional Investments $__________________
                         (Minimum $250)
 Please indicate how interest income is to be disbursed:
 [ ]Reinvest  [ ]Paid Annually  [ ]Paid Semi-Annually  [ ]Paid Quarterly
 [ ]Paid Monthly  [ ]Partially Paid
 $_________________________________
  Amount
 Initial Guarantee Period: Please Indicate Term  [ ]1  [ ]3  [ ]5  [ ]10 years
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 PREMIER CERTIFICATE
 Principal Investment  $________________________________________
                        (Minimum $250,000, maximum $2.5 million)
 Please indicate how interest income is to be disbursed:
 [ ]Reinvest  [ ]Paid Annually  [ ]Paid Semi-Annually  [ ]Paid Quarterly
 [ ]Paid Monthly  [ ]Partially Paid
 $_________________________________
  Amount
 Initial Guarantee Period: Please Indicate Term  [ ]1  [ ]3  [ ]5  [ ]10 years
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 RESERVE CERTIFICATE
 Principal Investment  $_______________________________________
                        (Minimum $25,000, maximum $2.5 million)
 Desired Withdrawal Amount $__________________
 [ ]Monthly  [ ]Quarterly  [ ]Semi-Annually  [ ]Annually
 Initial Guarantee Period: Please Indicate Term  [ ]1  [ ]3  [ ]5  [ ]10 years
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 CORNERSTONE CERTIFICATE
 Principal Investment  $______________________________________
                        (Minimum $1,000, maximum $2.5 million)
 Please indicate how interest income is to be disbursed:
 [ ]Reinvest  [ ]Paid Annually  [ ]Paid Semi-Annually  [ ]Paid Quarterly
 [ ]Paid Monthly  [ ]Partially Paid
 $_________________________________
  Amount
 Initial Guarantee Period: Please Indicate Term  [ ]5  [ ]10 years
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RECEIPT OF PROSPECTUS; SUITABILITY
      I have received, read, and agree to the terms of the current prospectus for each Certificate for which I am applying. I have the authority and legal capacity to purchase the Certificate(s), am of legal age in my state, and believe each investment is suitable for me.

CANCELING MY ORDER
      I understand that I may cancel, without penalty, my investment in a Certificate within 10 days after the date of purchase. I understand that I will not earn any interest on any canceled Certificate. I also understand that it is 1ST Atlantic Guaranty Corporation's policy to return my canceled investment within 30 days of my cancellation request.

ACCEPTANCE OF APPLICATION
      I understand that acceptance of my application is at the sole discretion of 1ST Atlantic Guaranty Corporation and that you may reject my application for any reason.

TELEPHONE INSTRUCTIONS
      I do __ do not ___ authorize 1ST Atlantic Guaranty Corporation, its affiliates and agents to act on any telephone instructions believed to be genuine. I understand that 1ST Atlantic Guaranty Corporation will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and agree that if it does, neither it nor its affiliates and agents shall be liable for any claims, losses, or expenses (including legal fees) for acting on any instructions believed genuine. I acknowledge that all telephone instructions given pursuant to this authorization are subject to the conditions set forth in the prospectus for each Certificate.


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 Applicant's Signature                            Joint Applicant's Signature

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W-9 Certification

 Substitute W-9 Certification
 Under penalties of perjury, I certify by signing below that:

 (i) On this application, I provided you with my correct Taxpayer Identification Number; and
 (ii) I am not subject to backup withholding - because
      (a) I have not been notified by the IRS that I am subject to backup withholding due to under reporting of interest or dividents; or
      (b) the IRS has notified me that I am no longer subject to backup withholding

 I certify that the information on this page is accurate and complete. I agree to be bound by the terms and conditions on the reverse side of this page.

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RETURN TO 1ST ATLANTIC GUARANTY


REPRESENTATIVE CERTIFICATION
      By signing below, the Registered Rep/ Agent certifies that:

      (a) The questions contained in this application were asked of the applicant and the answers duly recorded: that this application is complete and true to the best of my knowledge and belief;
      (b) and I am NASD registered and state licensed for Investment Company Products where this application is written and delivered;
      (c) Clients provided $____________________ as the initial purchase payment.

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 Representatives Name (Please Print)              Name of Broker/ Dealer

 ---------------------------                      ---------------------------
 Representative's Signature                       Representative's Phone #


Application accepted by 1st Atlantic Guaranty Corporation:  ____yes  ____ no


By:___________________________________
   Authorized Officer

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              1ST ATLANTIC GUARANTY CORPORATION
               CERTIFICATE TERMS AND CONDITIONS
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      If we accept your  application,  the following terms and conditions will govern the face-amount certificate ("Certificate") that we issue to you.

1.    DEFINITIONS

      As used herein, the terms "you" and "your" refer to the owner of the Certificate; the terms "we," "us", our" and the "Company" refer to 1st Atlantic Guaranty Corporation.

2.    FACE-AMOUNT

      The face-amount of your Certificate equals the amount of your principal investment.

3.    EFFECTIVE DATE

      We will credit your initial principal investment and issue your Certificate on the date we accept your application ("Effective Date").

4.    ADDITIONAL PRINCIPAL INVESTMENTS

      Except for Growth Certificates, we do not accept additional principal investments under your Certificate. SEE "Special Provisions," below.

5.    MATURITY DATE

      The maturity date ("Maturity Date") of your Certificate is 20 years from its Effective Date. On the Maturity Date, we will pay you the account value ("Account Value") of your Certificate. At any time, your Account Value equals your principal investments, plus all accrued interest, less any withdrawals previously taken and less applicable fees, charges and penalties previously assessed.

6.    GUARANTEE PERIODS

      You may select successive guarantee periods ("Guarantee Periods") of 1, 3, 5 or 10 years (5 and 10 years only in the case of Cornerstone Certificates) during which to lock in the interest rate applicable to your principal investment for each Period. You may not select a Guarantee Period that would carry your Certificate past its Maturity Date. If you select a Guarantee Period that would end after your Certificate's Maturity Date, we will instead apply your Account Value to the next shortest Guarantee Period that ends at or prior to your
      Certificate's Maturity Date, using that Period's then applicable interest rate.

7.    INTEREST

      We will credit interest monthly on the amount of interest that accrues on your Account Value. Accrued interest will compound monthly based on a 30-day month and a 360-day year. The minimum interest rate ("Minimum Interest Rate") that we will credit to your Certificate is 3.5% per year. The interest rate applicable to your Certificate will vary from Guarantee Period to Guarantee Period. The applicable interest rate for your initial Guarantee Period will be the rate in effect on the date we accept your application and receive your principal investment at our offices. For any subsequent principal investments made, we will apply the interest rate in effect for the current Guarantee Period in which you are invested. You will begin earning interest on the Effective Date of your Certificate or, in the case of any subsequent principal investment, on the first day of the month following the date we receive your payment. Withdrawals that put your Account Value in a lower category of applicable interest rates will result in the application of the lower interest rate from the date of the withdrawal, even if it occurs prior to the end of a Guarantee Period.

      We will establish the interest rates applicable to your Certificate from time to time in our sole discretion, provided, however, that the interest rate for each Guarantee Period will always be the HIGHER of (I) the Minimum Interest Rate and (ii) our interest rate target ("Interest Rate Target") for that Guarantee Period. The Interest Rate Target for each Guarantee Period will equal the benchmark for that Period, plus a margin that we set in our sole discretion. At no time will the margin that we apply be less than 0.50%. When determining the Interest Rate Target for the 1, 3, and 5 year Guarantee Periods under each Certificate, the benchmark will be the HIGHER of: (i) the average rate for certificates of deposits of comparable maturity quoted on the Bank Rate Monitor National Index ("BRM Index"), and (ii) the yield for U.S. Treasury securities of comparable maturity, on any given date that we establish interest rates (each, an "Interest Rate Date"). The BRM Index does not include an average rate for 10 year CDs. Accordingly, we will use the yield on 10 year Treasury bonds as the benchmark for the 10 year Guarantee Period. We reserve the right to use, in our sole discretion, an index other than the BRM Index should such index cease to be published.

      If you already own a Certificate and purchase another of the same type, we will calculate the interest rate on the new Certificate based on the aggregate Account Values that you maintain in each Certificate of that type.

8.    WITHDRAWALS AND SURRENDER

      You can schedule regular withdrawals of accrued interest on a monthly, quarterly, or annual basis, or such other intervals as we may, from time to time, permit. We reserve the right to assess service fees for scheduled and unscheduled withdrawals of accrued interest. In addition, we will assess a withdrawal charge if you withdraw some or all of your Account Value prior to your fifth certificate anniversary ("Certificate Anniversary"). We will deduct the charge from your remaining Account Value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

      AS A % OF AMOUNT WITHDRAWN:         5%   4%   3%   2%   1%   0%
      # OF CERTIFICATE ANNIVERSARIES:     1    2    3    4    5    Over 5

      The  withdrawal  charge  does not  apply  to  scheduled  withdrawals  of interest. You may also withdraw some or all of your principal investments in your Certificate prior to maturity, provided, however, that any withdrawals of principal that occur before your fifth Certificate Anniversary or prior to the end of a Guarantee Period will be subject to a penalty for early withdrawal equal to 12 months accrued interest payable on the amount withdrawn. In no event will the penalty applicable during Certificate years 16 through 20 exceed 5%, 4%, 3%, 2% and 2%, respectively, of the amount withdrawn. We will deduct the penalty from your remaining Account Value, or, in the case of a complete surrender, from the amount withdrawn. We will waive the penalty if the withdrawal is due to the need to meet unexpected expenses from your death, disability, or hospitalization. Withdrawal amounts are subject to the minimums shown on your application. We will treat withdrawal requests as coming first from accrued interest, then from your principal investments. We will treat withdrawals that cause your Account Value to fall below the minimum investment amount as a request for a complete surrender of your Certificate.

9.    SURRENDER VALUE

      Upon surrender of your Certificate prior to its maturity, we will pay you your Certificate's surrender value ("Surrender Value"), which, at any time, equals your Account Value immediately prior to surrender, less any applicable fees and charges assessable at the time of surrender. In no event will your Surrender Value be less than the minimum amount prescribed by Section 28 of the Investment Company Act of 1940, as amended (the "Act").

10.   LOANS

      You may borrow up to 50% of your Account Value for a term of up to 5 years or the Maturity Date of your Certificate, whichever is earlier. Loans are subject to an annual interest charge of up to 6% of the amount withdrawn, but are not subject to the withdrawal charge or early withdrawal penalty. You will not earn interest on the amount borrowed. We will treat a loan that you do not repay as a permanent withdrawal. We will assess the penalty for early withdrawal that would have applied at the time of withdrawal.

11.   DEFERRED PAYMENT

      We may, at our option, defer any payment to you for a period of not more than 30 days and, in that event, interest shall accrue on any payment or payments due to you for the period of such deferment at the Minimum Interest Rate.

12.   MAINTENANCE OF RESERVES

      Your Certificate is not secured by any particular asset of the Company. However, to support our obligations under your Certificate and all other Certificates that we issue, we maintain reserves in the amount and in assets of the type prescribed by the Act. For purposes of computing the reserves under your Certificate, the minimum maturity amount of your Certificate equals the face-amount of your Certificate, and no interest is payable or deemed payable until actually earned and credited.

13.   EXCHANGING CERTIFICATES

      You may not exchange your Certificate for any other Certificate.

14.   TRANSFERRING OWNERSHIP

      To transfer ownership of your Certificate, you must submit a completed a transfer request form to us.

15.   MISCELLANEOUS

      Your Certificate carries no voting rights and is not entitled to participate in any dividends that our Board of Directors may declare. The minimum and maximum amounts applicable to your principal investment(s) and withdrawals appear on your Certificate application. The minimum maturity or face-amount of your Certificate, your Account Value, your Surrender Value and other relevant data will appear on the periodic account statements that we will send to you. These account statements are incorporated herein to the extent necessary to comply with applicable law.

16.   SPECIAL PROVISIONS

      Notwithstanding the above, the following special provisions apply to the Certificates noted below:

      FOR GROWTH CERTIFICATES ONLY:
      Growth Certificate owners may make additional principal investments up to an aggregate amount equal to the lesser of 15% of your initial principal investment or $37,500. We will credit any additional principal investments only on the first day of the month coinciding with or following the date we receive such investments.

      FOR RESERVE CERTIFICATES ONLY:
      You can schedule systematic withdrawals of both principal and accrued interest, without incurring any withdrawal charge or penalty for early withdrawal, provided you maintain, at all times, a minimum Account Value equal to 50% of your original principal investment. You can schedule systematic withdrawals on a monthly or quarterly basis, or such other intervals as we may, from time to time, permit. The minimum amount you may withdraw at any time is set out in your Certificate application. We will treat withdrawals under this plan as coming first from accrued interest and then from principal.

      FOR CORNERSTONE CERTIFICATES ONLY:
      The benchmark for the 5 and 10 year Guarantee Periods under Cornerstone Certificates is the 11th District Cost of Funds Index, which is a weighted average of the costs of borrowing by member banking institutions of the Federal Home Loan Bank of San Francisco (the 11th District). We reserve the right to use, in our sole discretion, an index other than the 11th District Cost of Funds Index should such index cease to be published.